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                                                                   EXHIBIT 10.12

                               ROBERT F. ALBRIGHT

                             SPLIT DOLLAR AGREEMENT

                  This Agreement made is effective September 26, 1994, by and between FIRST NATIONAL BANK OF REIDSVILLE or its successor (herein called the "Company"), a North Carolina corporation having its principal office in Reidsville, North Carolina (hereinafter called the "Company") and ROBERT F. ALBRIGHT (hereinafter called the "Employee");

                                    RECITALS:

                  The Employee is a valued employee of the Company, and the Company desires to retain him in its employ. As an inducement to such continued employment, the Company wishes to assist the Employee with his personal life insurance program. The Company has initiated a program to purchase a policy of insurance on the lives of certain key employees. The Employee wishes to participate in the program provided by the Company as described herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.      POLICY OF INSURANCE

         The life insurance policy subject to this Agreement is Policy Number _______ (hereinafter referred to as "the Policy") issued by ________________ Life Insurance Company (hereinafter called the "Insurer") on the life of the Employee in the face amount of $200,000. Exhibit A is attached to this Agreement which projected the estimated future values of this Policy.

SECTION 2.      OWNERSHIP OF INSURANCE:

         The Employee shall be the owner of the Policy, but as a condition of the Agreement agrees to make a "collateral assignment" to the Company in an amount equal to the sum of the cumulative annual premiums paid by the Company. The Employee may exercise all rights of ownership with respect to the Policy, except as otherwise hereinafter provided. It is the express intention of the parties to reserve to the Employee certain rights in and to the Policy granted to it by the terms of the Policy, but excluding the right to designate and change the beneficiary of that portion of the proceeds to which the Company is entitled under Section 5 hereunder.

SECTION 3.      PAYMENT OF PREMIUMS ON POLICY AND ANNUAL POLICY DIVIDENDS:

         All premiums on the Policy shall be paid by the Company each year, until the later of (i) the Policy anniversary date following Employee's 65th birthday, or (ii) the fifteenth (15th) anniversary date of the policy. The Company shall pay each annual premium on or before the premium date, or within the grace period allowed by the Policy for the payment of the premium.


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Any annual dividend paid by the Insurer under the Policy shall be used to purchase paid-up annual additions, which shall be used to increase the face amount of the Policy.

SECTION 4.       LOAN AND SURRENDER OF POLICY:

         The Employee shall have the right at his discretion to borrow on the cash value, subject to the collateral assignment in Section 2. In addition, subject to Section 6 of this Agreement, the Employee may surrender the Policy and receive the entire cash surrender value thereof, subject to the collateral assignment in Section 2.

SECTION 5.       DEATH CLAIMS:

         (a) Company's Proceeds: When the Employee dies, the Company shall be entitled to receive from the Insurer that amount from the death benefit provided under the Policy which is equal to the sum of the total premiums paid by the Company, reduced by any Policy indebtedness under the collateral assignment (policy loan) of the Company to the Insurer;

         (b) Employee's Proceeds: When the Employee dies, the beneficiary or beneficiaries named by the Employee shall be entitled to receive the balance of the death benefit provided under the Policy in excess of the amount payable to the Company under Section 5 (a) above. This amount shall be paid under the settlement option elected by the Employee or the Employee's beneficiary. If the Employee has not named a beneficiary by the time of his death, or is no beneficiary named by the Employee shall be living at the death of the Employee, the Beneficiary shall be the Employee's Estate.

SECTION 6.       TERMINATION OF AGREEMENT PRIOR TO DEATH OF EMPLOYEE:

        This Agreement and Policy may not be terminated by the Company (or its successor entity) prior to the death of the Employee, except in the event of bankruptcy of the Company, or the mutual written agreement between the parties. Retirement of Employee shall not terminate this Agreement or Policy, but this Agreement and Policy shall remain in effect until the death of the Employee.

SECTION 7.       DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT:

        If the Agreement is terminated under the provisions of Section 6, the Employee shall have sixty days in which to pay the Company the amount which the Company would be entitled to receive, said amount being the lesser of (i) the cash surrender value of the policy, or (ii) the cumulative premiums paid by the Employer under Section 5 (if the Employee's death had occurred at that time). Upon receipt of this amount, the Company shall cancel any collateral assignment made to it as a security interest in the Policy. If the Employee does not pay such amount to the Company within sixty days, the Company may enforce any security interest it has through the collateral assignment which it has under the Policy.



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SECTION 8.       INSURANCE COMPANY NOT A PARTY:

        The Insurer shall not be deemed to be a party to this Agreement for any purpose and is not in any way responsible for its validity; shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the Policy of the Employee's life acquired pursuant to the terms of the Agreement; and shall be fully discharged from any and all liability under the terms of any Policy issued by it upon payment or other performance of its obligations in accordance with the terms of such Policy.

SECTION 9.       AMENDMENT OF AGREEMENT:

         This Agreement shall not be modified or amended except by mutual written agreement a signed by the Company (or its successor) and the Employee. This Agreement shall be binding upon the heirs, administrators or executors, and the successors and assigns of each party to the Agreement.

SECTION 10.      MERGER, ACQUISITION, OR CHANGE OF CONTROL

         In the event that the Company is acquired by, merged with, or otherwise has a "change in control" (change of 25% or more in its outstanding voting shares of common stock), the successor entity shall be obligated to continue this Agreement, unless otherwise mutually agreed in writing by the Employee and the successor entity.

SECTION 11.      APPLICABLE LAW:

         The Agreement shall be subject to and shall be construed under the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of this 26th day of September, 1994.

ATTEST:                                     FIRST NATIONAL BANK OF REIDSVILLE

         /s/ Shelby Baker                   BY:  /s/ Ernest J. Sewell
--------------------------------                -------------------------------
Secretary                                               President/CEO
   [Corporate Seal]

                                            EMPLOYEE

                                            BY:   /s/ Robert F. Albright
                                               --------------------------------
                                                       Robert F. Albright





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